EXHIBIT 16

LORD ABBETT RESEARCH FUND - SMALL-CAP SERIES
Post Effective Amendment No. 11

Results of a $1,000 investment in Class A Shares reflecting net asset value and the reinvestment of all distributions for:

                                          YEAR ENDING SEPTEMBER 30, 1996

         LIFE OF SERIES*

         P(1+T)n  =  ERV

         WHERE:

         N = Less than 1 year

         P = $ 1,000

         ERV = $1,202


                                     T = Average annual total return

         1000(1+T)  =  $1,202

         (1 + T)  = 1202
                    ----
                          1000

         T = 1,202 -1

         T = 20.20%


*        THE SERIES COMMENCED OPERATIONS 12/13/95



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Lord Abbett Research Fund - Small-Cap Series
Post Effective Amendment No. 11

Results of a $1,000 investment in Class A Shares reflecting net asset value and the reinvestment of all distributions for:

                                          Year Ending September 30, 1996

         Life of Series*

         P(1+T)n  =  ERV

         WHERE:

         N = Less than 1 year

         P = $ 1,000

         ERV = $1,202


                                     T = Average annual total return

         1000(1+T)  =  $1,202

         (1 + T)  = 1202
                          1000

         T = 1,202 -1

         T = 20.20%


*        The Series commenced operations 12/13/95